                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      W.P. STEWART & CO. GROWTH FUND, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          _______________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          _______________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.

          _______________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          _______________________________________________________________

     5)   Total Fee Paid:

          _______________________________________________________________

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________
     3)   Filing Party:

          ______________________________________________________________
     4)   Date Filed:

          _____________________________________________________________

                           PRELIMINARY PROXY MATERIAL

                      W.P. STEWART & CO. GROWTH FUND, INC.
                               527 Madison Avenue
                           New York,  New York 10022
                  __________________________________________

                    Notice of Annual Meeting of Shareholders
                  __________________________________________

To the Shareholders of W.P. Stewart & Co. Growth Fund, Inc.:

     NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of W.P. Stewart & Co. Growth Fund, Inc. (the "Fund") will be held at 527 Madison Avenue, New York, New York 10022, on September 25, 1998, at 10:00 a.m., local
(New York City) time, and at any adjournments thereof (the "Meeting") for the following purposes:

     (1) To approve or disapprove the proposed Investment Advisory Services Agreement (the "New Advisory Agreement") between the Fund and W.P. Stewart & Co., Inc. (the "Current Adviser");

     (2) To consider ratification of the payment of advisory fees (the "Interim Advisory Fees") by the Fund to the Current Adviser and its predecessors (collectively, the "Adviser") for the period from January 12, 1996 through the date of the Meeting;

     (3) To elect a slate of seven members to the Fund's Board of Directors to hold office until their successors are duly elected and qualified;

     (4) To consider ratification of the selection of Lopez Edwards Frank & Co., LLP as the Fund's independent accountants for the fiscal year ending December 31, 1998; and

     (5) To transact such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors of the Fund has fixed the close of business on August 7, 1998 as the record date for determining the number of shares outstanding and the shareholders entitled to receive notice of and to vote at the Meeting.

                                    By Order of the Board of Directors,

                                    Robert L. Schwartz
                                    Secretary

New York, New York
July 31, 1998

       _________________________________________________________________

                 YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY
                      SHARES YOU OWNED ON THE RECORD DATE.
       __________________________________________________________________

IF YOU CANNOT ATTEND THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

PLEASE HELP AVOID THE EXPENSE OF A FOLLOW UP MAILING BY VOTING TODAY!

                      W.P. STEWART & CO. GROWTH FUND, INC.
                               527 Madison Avenue
                           New York,  New York 10022
                      ____________________________________

                                PROXY STATEMENT
                        Annual Meeting of Shareholders
                       September 25, 1998 at 10:00 a.m.
                      ____________________________________

     The Board of Directors of W.P. Stewart & Co. Growth Fund, Inc. (the "Fund") solicits your proxy for use at an annual meeting of shareholders scheduled to be held at 527 Madison Avenue, New York, New York 10022, on September 25, 1998, at 10:00 a.m. local (New York City) time, and at any adjournments thereof (the "Meeting"). As described in more detail below, the Meeting is being called for the following purposes:

                              SUMMARY OF PROPOSALS

     1. To approve or disapprove the proposed Investment Advisory Services Agreement (the "New Advisory Agreement") between the Fund and W.P. Stewart & Co., Inc. (the "Current Adviser");

     2. To consider ratification of the payment of advisory fees (the "Interim Advisory Fees") by the Fund to the Current Adviser and its predecessors (collectively, the "Adviser") for the period from January 12, 1996 through the date of the Meeting;

     3. To elect a slate of seven members to the Fund's Board of Directors to hold office until their successors are duly elected and qualified;

     4. To consider ratification of the selection of Lopez Edwards Frank & Co., LLP as the Fund's independent accountants for the fiscal year ending December 31, 1998; and

     5. To transact such other matters as may properly come before the meeting or any adjournment thereof.

     PLEASE FILL IN, DATE AND SIGN THE PROXY CARD AND RETURN THE CARD IN THE RETURN ENVELOPE PROVIDED.

     This Proxy Statement and accompanying form of proxy are being sent on or about August 11, 1998 on behalf of the Board of Directors of the Fund to Fund shareholders to solicit proxy voting instructions on the proposals to be considered at the Meeting. The Board of Directors has fixed the close of business on August 7, 1998 as the record date (the "Record Date") for determining the number of shares outstanding and the shareholders entitled to be present and vote at the Meeting.

QUORUM, VOTING

     The Fund was incorporated in Maryland on September 23, 1993 and is a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). Pursuant to the Fund's Articles of Incorporation, the holders of one-third of the Fund's issued and the outstanding shares shall constitute a quorum.

     Each shareholder of the Fund is entitled to one vote for each share he or she holds and to a fraction of a vote equal to any fractional share which he or she holds, on each matter submitted to a vote at the Meeting. Shares held by two or more persons (whether as joint tenants, co-fiduciaries or otherwise) will be voted as follows unless a written instrument or court order providing to the contrary has been filed with the Secretary of the Fund: (1) if only one votes, his or her vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately, or any person voting the stock (or any beneficiary) may apply to a court of competent jurisdiction to appoint an additional person to act with the persons voting the stock and the stock shall then be voted as determined by a majority of those persons and the person appointed by the court.

     In tallying shareholder votes, abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees which cannot be voted on a proposal because instructions have not been received from the beneficial owners), if any, will be counted for purposes of determining whether a quorum is present for purposes of convening the Meeting. Abstentions and broker non-votes will have the effect of votes "AGAINST" proposals 1 and 2, and will have no effect on proposals 3 and 4. If, by the time scheduled for the Meeting, a quorum of shareholders of the Fund is not present or if a quorum is present but sufficient votes in favor of the proposals are not received, the persons present in person or by proxy (or the persons named as proxies) may propose one or more adjournments of the Meeting to permit further solicitation of proxies from shareholders of the Fund. The persons named as proxies will vote in favor of any such adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interests of the Fund's shareholders.

     If the accompanying form of proxy is properly executed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy by the shareholder. Executed proxies that are unmarked will be voted "FOR" the proposals. Any proxy may be revoked at any time prior to its exercise by providing written notice of revocation to the Fund, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

     The entire cost of this solicitation, including the cost of the Meeting and the cost of printing, assembling and mailing of proxy materials will be borne by the Adviser. Solicitation may be made by mail, telephone, telegram or in person. As described above, management also may request broker-dealer firms, as well as banks, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies, and may reimburse them for expenses incurred by them in connection therewith. The Adviser, at its own expense, also may retain a proxy solicitation firm to assist in the solicitation of proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The only voting securities of the Fund are its common stock, par value $0.001 per share. As of the Record Date, there were [number to be inserted] shares outstanding of the Fund. As of the same date, the Directors and officers of the Fund, both individually and as a group, owned in the aggregate [number to be inserted] shares (approximately 1% of the Fund's outstanding shares), and no person or "group" (as such term is defined in the Securities Exchange Act of 1934, as amended, and the rules thereunder) was known to the Fund to own 5% or more of the outstanding shares of the Fund.

                                 PROPOSAL NO. 1
                      APPROVAL OF A NEW ADVISORY AGREEMENT

     Section 15 of the Act requires that the Fund's investment advisory agreement be in writing, and be approved by both (i) the Fund's Directors (including a majority of the Directors who are not parties to the agreement or "interested persons" of any such party ("Disinterested Directors")) and (ii) the Fund's shareholders. The agreement can have an initial term of two years, but thereafter must be reapproved annually by the Board, including by vote of a majority of the Disinterested Directors at an in-person meeting of the Directors.
 .
     When the Fund commenced operations, it retained the Adviser to provide portfolio management and other services to the Fund pursuant to a written investment advisory services agreement (the "Original Advisory Agreement"), effective January 11, 1994. The Original Advisory Agreement was initially approved by the Fund's Board of Directors, including a majority of the Disinterested Directors, on January 10, 1994. The Original Advisory Agreement also was approved by the Fund's initial shareholder on January 11, 1994. Consistent with Section 15 of the Act, the Original Advisory Agreement had a two-year initial term (January 11, 1994 through January 11, 1996).

     Each of the Directors of the Fund recalls having considered, and approved, continuation of the Original Advisory Agreement for an additional one-year period at a meeting of the Board of Directors held in early 1996. Further, the minutes of the Board of Directors' February 20, 1997 meeting reflect that the Board considered and approved the further continuation of the Original Advisory Agreement at that time. Thus, the Directors of the Fund believe that the Original Advisory Agreement was continued on an annual basis. However, there is some uncertainty concerning this matter, because the Fund's written records of its Board's meetings from 1996 are missing or otherwise deficient. This is significant because if the Original Advisory Agreement was not effectively continued by the Board in 1996, then it would have lapsed as a technical matter and could not have been revived by the 1997 Board action (because approval of a new advisory agreement, as opposed to continuation of the Original Advisory Agreement, would have required shareholder action, as well as Board action). In addition, it appears that the 1997 approval may not have complied in all respects with the Act's technical requirements, as one of the Disinterested Directors attended the meeting by telephone conference.

     Under the Act, if the Original Advisory Agreement lapsed, the Fund would not now have a valid investment advisory contract with the Adviser and some part of the fees paid to the Adviser since the occurrence of the lapse might be recoverable by the Fund. (This latter issue is addressed in Proposal No. 2.)

     At in-person meetings held on March 25, 1998 and June 16, 1998, the Adviser presented this information to the Directors of the Fund. Because of the importance of removing any doubt about the status of the advisory agreement between the Adviser and the Fund, the Adviser proposed that the Fund's Directors consider approving a new investment advisory services agreement (the "New

Advisory Agreement"), having substantially identical terms as the Original Advisory Agreement, and submitting this New Advisory Agreement to the Fund's shareholders for their approval. The Board approved the New Advisory Agreement at that meeting, and it is this same New Advisory Agreement that you are now being asked to approve.

SUMMARY OF THE NEW ADVISORY AGREEMENT

     The following is a brief summary of the terms of the New Advisory Agreement. Shareholders should review the copy of the New Advisory Agreement that is attached as Exhibit A for the complete terms of the agreement. The New Advisory Agreement is identical in all material respects to the Original Advisory Agreement except for a change in the method of calculating the fee payable by the Fund. Under the New Advisory Agreement, the fee rate will not change (remaining at 1.5% of the Fund's net assets) but the fee will be calculated based on the Fund's average daily net assets and paid in arrears. The Original Advisory Agreement provides that the fee is paid quarterly, in advance, based on the net asset value of the Fund as of the last day of the preceding quarter (after giving effect to subscriptions and redemptions on that date). This change will ensure that the Fund's fee payments more closely track the Fund's actual size, and that the fee will be charged against those shares actually receiving services during the period for which the fee is paid.

     For the fiscal year ended December 31, 1997, advisory fees payable to the Adviser in accordance with the terms of the Original Advisory Agreement totaled $406,906. (For a discussion of advisory fees actually paid to the Adviser, see "General Information--Information About the Advisory Fee" below.) If the advisory fee had been calculated under the New Advisory Agreement's proposed method, advisory fees payable would have totaled $469,277, or 15.3% more than what was actually payable under the Original Advisory Agreement. This is because the Fund's net assets experienced steady growth over the period, due to net sales of new shares as well as to positive investment results. If the Fund's net assets were to decrease over a quarter (due to any combination of net redemptions and negative investment results), however, the fee payable under the New Advisory Agreement would be lower than the fee payable under the Original Advisory Agreement.

     The other material terms of the New Advisory Agreement are identical to those of the Original Advisory Agreement. Specifically, the New Advisory Agreement provides that the Adviser will manage the investment and reinvestment of the Fund's assets subject to the supervision and control of the Fund's Board of Directors. The Adviser furnishes or pays for various items on behalf of the Fund, including office space and supplies and personnel for managing the Fund's affairs. The Adviser and its affiliates generally are not liable for any error of judgment, mistake of law or loss arising out of any investment, or for any other act or omission by the Adviser unless the liability results from willful misfeasance, bad faith or gross negligence or a breach of fiduciary duty with respect to the receipt of compensation.

SUMMARY OF BOARD DELIBERATIONS

     At the March 25, 1998 Board of Directors meeting, the Directors considered the similarity of the New Advisory Agreement to the Original Advisory Agreement, and the greater precision in tracking the Fund's size provided by the new fee calculation method. The Directors also considered, among other things, the nature and quality of the services provided to the Fund by the Adviser since the Fund's inception. The Directors reviewed materials indicating the level of the Fund's advisory fees and overall expenses and those of other growth oriented funds. The Directors considered the benefits to the Adviser of the relationship with the Fund. The Directors took into account the Adviser's undertaking to bear the costs associated with the Meeting and the benefit to the Fund of eliminating any uncertainty regarding the status of its contract with the Adviser.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     As a result of their deliberations, the Board of Directors, including all of the Disinterested Directors, voted unanimously to approve the New Advisory Agreement and to recommend to shareholders that they vote "FOR" Proposal No. 1.

VOTE REQUIRED FOR PROPOSAL NO. 1

      Approval of Proposal No. 1 requires the affirmative vote of (i) 67% or more of the shares of the Fund present in person at the Meeting or represented by proxy, if holders of more than 50% of the outstanding shares on the record date are present, in person or by proxy, or (ii) more than 50% of the outstanding shares on the record date, whichever is less.

                                 PROPOSAL NO. 2
                           RATIFICATION OF PAYMENT OF
                             INTERIM ADVISORY FEES

     To the extent that the Original Advisory Agreement may have lapsed after January 11, 1996, the Adviser has been providing services to the Fund, and the Fund has been paying fees to the Adviser, without the benefit of a written agreement. For the period January 1, 1996 through June 30, 1998, the advisory fees payable to the Adviser in accordance with the terms of the Original Advisory Agreement were approximately $920,757. As the Adviser had voluntarily agreed to waive advisory fees and/or reimburse Fund expenses to the extent the Fund's expense ratio would have exceeded 2.5% of net assets, the amount actually payable under the Original Advisory Agreement during this period (after giving effect to the expense cap) was approximately $912,267. These fees, together with any additional fees that are payable from July 1, 1998 until shareholder approval of the New Advisory Agreement is obtained, are referred to as the "Interim Advisory Fees."

     As described above, the Act requires that the investment advisory agreement between a fund and its adviser be in writing and be approved by directors and shareholders. The Act provides in effect that a court can rescind an agreement that was performed in violation of the Act, unless the court finds that allowing the agreement to stand would be more equitable and would not be inconsistent with the purposes of the Act. This means that the Fund's Board of Directors could refuse to have the Fund pay any further fees to the Adviser until the New Advisory Agreement is approved by shareholders, and could seek the repayment to the Fund of the Interim Advisory Fees already paid, on the grounds that there is no valid written advisory agreement in effect. However, the Adviser could seek to retain some or all of the Interim Advisory Fees on the grounds that the Adviser in fact provided valuable services to the Fund and that it would be unjust to force the Adviser to perform those services free of charge merely because there may have been a technical lapse of the Original Advisory Agreement. The Adviser has advised the Fund that it would intend to pursue its rights to retain and/or collect the Interim Advisory Fees.

SUMMARY OF BOARD DELIBERATIONS

     At the Board of Directors meeting held on March 25, 1998, and at a second in-person meeting held on June 16, 1998, the Board considered the issue of the Interim Advisory Fees. The Board stated that it was its intention to have had a contract with the Adviser in effect at all relevant times, and each of the Board members expressed his or her belief that the Original Advisory Agreement had in fact been renewed by the Directors in 1996. The Board reviewed the services provided by the Adviser under the Original Advisory Agreement subsequent to January 11, 1996, as well as the Fund's investment performance during this period (the Fund's average annual total return over the period January 1, 1996 through December 31, 1997 was approximately 27.31%), and the level of the advisory fees during this period. The Board discussed the option of seeking return of some or all of the Interim Advisory Fees from the Adviser. In considering this option, the Board discussed the fact that the Act authorizes a court to enforce the Original Advisory Agreement if that would produce a more equitable result and would not be inconsistent with the purposes of the Act. The Board discussed the fact that the Adviser could and likely would seek to retain the Interim Advisory Fees on equitable grounds, especially in light of the uncertainty as to whether or when the Original Advisory Agreement actually lapsed. The Board considered the likelihood that a court could find the Adviser entitled to retain some, if not all, of the Interim Advisory Fees, and weighed this against the expense and disruption, and the damage to the Fund's relationship with the Adviser, that would result from a dispute of this nature. The Board also considered how the new method of calculating the advisory fee might affect the Interim Advisory Fees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     In light of these considerations, the Board unanimously determined not to seek the return of the Interim Advisory Fees. However, the Board stipulated that the Interim Advisory Fees should be paid at the lower of the rates that would result from the method of calculating the advisory fee under the Original Advisory Agreement and the New Advisory Agreement. Any excess will be repaid to the Fund by the Adviser. The Board further determined to seek shareholder ratification of the payment of the Interim Advisory Fees. The Board recommends that shareholders vote "FOR" ratification of the payment of the Interim Advisory Fees.

VOTE REQUIRED FOR PROPOSAL NO. 2

     Approval of Proposal No. 2 requires the affirmative vote of (i) 67% or more of the shares of the Fund present in person at the Meeting or represented by proxy, if holders of more than 50% of the outstanding shares on the record date are present, in person or by proxy, or (ii) more than 50% of the outstanding shares on the record date, whichever is less.


                     PROPOSAL NO. 3 - ELECTION OF DIRECTORS

     At the Meeting, shareholders are asked to elect a slate of seven nominees, including five who are not interested persons of the Fund, to serve as Directors of the Fund, to hold office until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote "FOR" the election of each of the nominees named below, each of whom has consented to be a nominee. Each nominee currently is serving as Director of the Fund, except for Marilyn G. Breslow, Thomas R. LeViness and David J. Winkler.

     If any of the nominees become unavailable for election as a Director before the Meeting, proxies will be voted for other persons that the Directors may recommend.

INFORMATION REGARDING NOMINEES

                   PRINCIPAL OCCUPATION AND OTHER INFORMATION

                                   DIRECTOR OF
NAME, AGE AND ADDRESS               FUND SINCE             PRINCIPAL OCCUPATION DURING PAST 5 YEARS /+/
---------------------             ------------             ----------------------------------------


Antoine Bernheim (45)                 1994                 Mr. Bernheim is President of Dome Capital Management,
405 Park Avenue, Suite 500                                 Inc. and President of The U.S. Offshore Funds Directory Inc.
New York, New York 10022

William Talcott May (36)              1994                 Mr. May has since 1988 held various officerships and
575 Madison Avenue                                         directorships in May family controlled companies engaged in
New York, New York 10022                                   the real estate brokerage and residential property
                                                           management business.

Robert L. Schwartz (64)*              1994                 Director of the Current Adviser since 1998.  Director, Vice
527 Madison Avenue                                         Chairman and portfolio manager of  the Original Adviser,
New York, New York 10022                                   1981-1998.

June Eichbaum (48)/++/                1996                 Ms. Eichbaum has since 1992 been a principal of Major,
570 Lexington Avenue                                       Hagan & Africa (New York) Inc. (an executive search firm).
New York, New York 10022

Marilyn G. Breslow (54)*               **                  President, Director and portfolio manager of the Current
527 Madison Avenue                                         Adviser since 1998.  Director and portfolio manager of the
New York, New York 10022                                   Original Adviser, 1990-1998.  Ms. Breslow has served as
                                                           portfolio manager of the Fund since mid-1997.

Thomas R. LeViness (57)               ***                  President of Pell & LeViness, P.C. (a law firm).
90 Park Avenue
New York, New York 10016

David J. Winkler (42)                 ***                  Senior Vice President of American Phoenix Corp. (a
1211 Sixth Avenue                                          commercial insurance broker).
New York, New York 10036

---------------------
/+/ For a discussion of the Current Adviser and its predecessors, including the Original Adviser, see "General Information--Information About the Current Adviser and its Predecessors" below.
/++/ As of June 30, 1998, Ms. Eichbaum owned approximately 1,337 shares of the Fund.
* Ms. Breslow and Mr. Schwartz are interested persons, as defined by the Act, by virtue of their positions with and indirect ownership interests in the Current Adviser. See "General Information--Information About the Current Adviser and its Predecessors" below.
** At the March 25, 1998 meeting of the Board of Directors, William P. Stewart, Jr. stated his intention to resign from the Board of Directors, subject to election of Ms. Breslow by shareholders at the Meeting, who was nominated to fill Mr. Stewart's vacancy by unanimous vote of Ms. Eichbaum and Messrs. Bernheim, May and Schwartz.
*** At the June 16, 1998 Meeting of the Board of Directors, the Board voted unanimously to increase the number of members of the Board from five to seven and to nominate Messrs. LeViness and Winkler to fill the two new vacancies.

     The Directors met three times during the fiscal year ended December 31, 1997. Each of the incumbents who was serving as a Director during 1997 attended all of the meetings of the Directors. The Board currently has no standing audit, nominating or compensation committees.

EXECUTIVE OFFICERS OF THE FUND

                                            POSITION
                                             WITH
                             POSITION WITH  CURRENT
NAME* (AGE)                    THE FUND     ADVISER**          EXPERIENCE DURING THE PAST FIVE YEARS
-----------                    --------     -------            -------------------------------------

Marilyn G. Breslow (54)       President    Director            President, Director and portfolio manager of the
                                             and               Current Adviser since 1998.  Director and portfolio
                                          President            manager of the Original Adviser, 1990-1998.  Ms.
                                                               Breslow has served as portfolio manager of the Fund
                                                               since mid-1997.

Robert L. Schwartz (64)      Treasurer,    Director            Director of the Current Adviser since 1998.
                           Secretary and                       Director, Vice Chairman and portfolio
                             Director                          manager of the Original Adviser, 1981-1998.

John C. Russell (63)       Vice President   None               Director, Deputy Chairman and Managing Director of
                                                               W.P. Stewart-Bermuda since 1998.  Director of the
                                                               Original Adviser, 1996-1998.  General Counsel of the
                                                               Original Adviser, 1996-1997.  Chief Operating Officer
                                                               of the Original Adviser, 1997-1998.  Partner of Kroll
                                                               & Tract (a law firm), 1994-1996.  Prior thereto
                                                               engaged in practice of law in New York.

Lisa D. Levey (42)***      Assistant       General             General Counsel and Assistant Secretary of the
                           Secretary       Counsel             Current Adviser since 1998.  General Counsel and
                                            and                Assistant Secretary of the Original Adviser, 1997-
                                          Assistant            1998.  General Counsel and Secretary of Danielson
                                          Secretary            Holding Corporation (a publicly traded financial
                                                               services holding company), 1991-1996.


---------------------
* Each of the Executive Officers, except Ms. Levey, may be deemed to hold indirectly shares of the Current Adviser. See "General Information-- Information About the Current Adviser and its Predecessors" below.

** For a discussion of the Current Adviser and its predecessors, including the Original Adviser, see "General Information--Information About the Current Adviser and its Predecessors" below.

***  As of June 30, 1998, Ms. Levey owned approximately 857 shares of the Fund.


     All officers of the Fund have been elected to serve until their successors are elected and qualified. Each officer's address is 527 Madison Avenue, New York, New York 10022-4212.

REMUNERATION OF DIRECTORS AND OFFICERS

     The Fund makes no payments to any of its officers and employees for services and the Fund does not pay any retirement benefits. However, each of the Fund's Disinterested Directors is paid by the Fund a fee of $1,250 for each meeting of the Fund's Board of Directors and for each meeting of any committee of the Board of Directors that he or she attends (other than those attended by telephone conference call). Each Director is reimbursed by the Fund for any expenses he or she may incur by reason of attending such meetings or in connection with services he or she may perform for the Fund. During the fiscal year ended December 31, 1997, no fees were paid to the Disinterested Directors by the Fund, although, as stated above, the Fund held three in-person meetings of the Board. During the six-month period ended June 30, 1998, the Fund paid each of the Disinterested Directors a fee of $1,250 for each of the quarterly meetings held therein.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends to shareholders that they vote "FOR" the election of the nominees to the Board.

VOTE REQUIRED FOR PROPOSAL NO. 3

     The nominees receiving the affirmative vote of a majority of the votes cast by shares of the Fund for the election of Directors at the Meeting will be elected.


               PROPOSAL NO. 4 - RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     Under Proposal No. 4, shareholders of the Fund are being asked to ratify the Board's selection of Lopez Edwards Frank & Co., LLP as independent accountants for the Fund for the fiscal year ending December 31, 1998. The firm of Lopez Edwards Frank & Co., LLP has served as independent accountants to the Fund since its inception. The financial statements included in the Fund's Annual Report, dated December 31, 1997, have been examined by Lopez Edwards Frank & Co., LLP. It is not expected that a representative of Lopez Edwards Frank & Co., LLP will be present at the Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors voted unanimously to approve the selection of Lopez Edwards Frank & Co., LLP as independent accountants for the Fund for the fiscal year ending December 31, 1998, and to recommend to shareholders that they vote "FOR" Proposal No. 4.

VOTE REQUIRED FOR PROPOSAL NO. 4

     Approval of Proposal No. 4 requires a majority of the votes cast with respect to such proposal at the Meeting.


                              GENERAL INFORMATION

INFORMATION ABOUT THE ADVISORY FEE

     During the period from February 28, 1994 (commencement of investment operations) through June 30, 1998, the Fund calculated advisory fees payable to the Adviser quarterly in arrears rather than quarterly in advance as provided for in the Original Advisory Agreement. As the Fund's assets rose fairly steadily over the period, this resulted in an overpayment of fees to the Adviser. However, this overpayment actually commenced in 1997, because before that time the Adviser waived its fees and/or reimbursed expenses under a voluntary expense cap. The amount of the overpayment has been repaid in full to the Fund by the Adviser. Neither the overpayment nor the repayment had a material effect on the Fund's net asset value per share.

INFORMATION ABOUT THE CURRENT ADVISER AND ITS PREDECESSORS

     The Current Adviser was incorporated in Delaware in 1998 and is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Neither the Current Adviser nor any of its predecessors currently serves as an investment adviser to any investment company registered under the Act other than the Fund. The address of the Current Adviser is 527 Madison Avenue, New York, New York 10022-4212.

     The Current Adviser is a wholly owned subsidiary of W.P. Stewart & Co., Ltd., a Bermuda corporation ("W.P. Stewart-Bermuda"). The address of W.P. Stewart-Bermuda is 129 Front Street, Fifth Floor, P.O. Box HM2905, Hamilton HM LX, Bermuda. The sole shareholder of W.P. Stewart-Bermuda is WPS II, Inc., a Delaware corporation ("WPS II"). The address of WPS II is 527 Madison Avenue, New York, New York 10022-4212. William P. Stewart, Robert L. Schwartz, Robert Kahn, Marilyn G. Breslow, and John C. Russell may be deemed to own directly or indirectly, of record or beneficially, approximately 39.5%, 14.0%, 11.2, 1.9%, and less than 1%, respectively, of the outstanding stock of W.P. Stewart-Bermuda. The address of each such person, except with respect to Messrs. Stewart and Russell, is 527 Madison Avenue, New York, New York 10022. The address of Messrs. Stewart and Russell is 129 Front Street, Fifth Floor, P.O. Box HM2905, Hamilton HM LX, Bermuda.

     Prior to July 1, 1998, and since inception, the Fund's investment adviser was W.P. Stewart & Co., Inc., a Delaware corporation which was incorporated in 1973 (the "Original Adviser"). Effective July 1,1998, the Original Adviser entered into a Plan and Agreement of Merger and

Amalgamation with W.P. Stewart-Bermuda, under which the Original Adviser merged with and into W.P. Stewart-Bermuda, with W.P. Stewart-Bermuda as the surviving entity (the "Merger"). As a result of the Merger, W.P. Stewart-Bermuda succeeded to the Original Adviser's SEC registration under the Advisers Act and assumed the Original Adviser's obligations under the Original Advisory Agreement with the Fund. Effective the same date, W.P. Stewart-Bermuda transferred the Original Advisory Agreement, and its rights and obligations thereunder, to the Current Adviser. The Current Adviser has represented to the Fund that neither the consummation of the Merger nor the transfer of the Original Advisory Agreement to the Current Adviser resulted in an "assignment," as that term is defined in the Act, of the Original Advisory Agreement. The transfer of the Original Advisory Agreement to the Current Adviser has not resulted in any change in the portfolio manager of the Fund or any change in the Fund's investment objective or policies.

OFFICERS AND DIRECTORS OF THE CURRENT ADVISER

     The following chart lists the name and principal occupation of each principal executive officer and director of the Current Adviser:


NAME                            PRINCIPAL OCCUPATION /+/
----                            --------------------
Robert L. Rohn                  Director, Chairman and Portfolio Manager.
Harry W. Segalas                Director, Vice Chairman and Portfolio Manager.
Marilyn G. Breslow              Director, President and Portfolio Manager.
David Altman                    Director, Vice President and Portfolio Manager.
Stephen E. Memishian            Director, Vice President and Portfolio Manager.
Peter H. Jennison               Vice President and Portfolio Manager.
John A. Allison                 Director and Portfolio Manager.
C. Graydon Rogers               Director.
Robert L. Schwartz              Director.
Daniel B. Strickberger          Director.
Joseph S. Frelinghuysen, Jr.    Director. President of J.S. Frelinghuysen & Co., Inc. (an investment banking firm).
Lisa D. Levey                   General Counsel and Assistant Secretary.

/+/  Title with Current Adviser unless otherwise indicated.

     The address of each of the above principal executive officers and directors of the Current Adviser is 527 Madison Avenue, New York, New York 10022-4212.

AFFILIATED BROKERS

     The Current Adviser selects the brokers to be used for the Fund's transactions and W.P. Stewart Securities Limited, which is under common control with the Current Adviser, is permitted to act as broker for the Fund. As broker, W.P. Stewart Securities Limited charges the Fund commissions not exceeding the rates charged to its institutional customers for similar trades at the time of execution. For the fiscal year ended December 31, 1997, the Fund incurred $83,484 in brokerage commissions, which was paid to the Original Adviser (while it was a registered broker-dealer) and its affiliate W.P. Stewart Securities Limited (thereafter).

ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

     State Street Bank and Trust Company, which has its principal place of business at 1776 Heritage Drive, North Quincy, Boston, Massachusetts 02171, acts as the Fund's administrator, custodian and shareholder servicing agent.

OTHER MATTERS

     The Board of Directors of the Fund does not know of any other business to be brought before the meeting. If any other matters properly come before the meeting, proxies will vote on such matters in their discretion.

REPORTS TO SHAREHOLDERS AND FINANCIAL STATEMENTS

     A copy of the Fund's Annual Report to Shareholders will be furnished, without charge, to shareholders. Copies of the Fund's Annual Report to Shareholders may be obtained from the Fund, free of charge, upon request by mailing the self-addressed postage paid card enclosed herein.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual meetings of shareholders and currently does not intend to hold such meetings unless shareholder action is required in accordance with the Act or the Fund's Articles of Incorporation. A shareholder proposal to be considered for inclusion in the proxy statement at any subsequent meeting of shareholders must be submitted a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable federal and state laws.

                                    Respectfully Submitted,

                                    Robert L. Schwartz
                                    Secretary

Dated: July 31, 1998

SHAREHOLDERS ARE REQUESTED TO FILL IN, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

                                   EXHIBIT A

                     INVESTMENT ADVISORY SERVICES AGREEMENT
                     --------------------------------------


     This Agreement is made as of the ___, day of ___________, 1998 between W.P. Stewart & Co. Growth Fund, Inc., a Maryland corporation (the "Fund"), and W.P. Stewart & Co., Inc., a Delaware corporation (the "Adviser").

                                  WITNESSETH:

     WHEREAS, the Fund desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Adviser and to have the Adviser manage the Fund and perform for the Fund various other services appropriate to the operations of the Fund pertaining to assets of the Fund; and

     WHEREAS, the Adviser is willing to furnish such management and other services in accordance with the terms hereof;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

     1. The Fund hereby engages the Adviser to manage the investment and reinvestment of the assets of the Fund and to perform the other services provided herein, subject to the supervision and control of the Board of Directors of the Fund. The Adviser hereby accepts such engagement and agrees, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation set forth herein.

     2. As part of its obligations to manage the investment and reinvestment of the assets of the Fund, the Adviser shall:

          (a) obtain and evaluate such economic, statistical and financial data and information and undertake such additional investment research as it shall deem necessary or advisable in connection with the management of the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objectives and policies as adopted from time to time and provided in writing to the Adviser;

          (b) take such steps as are necessary to implement the investment policies of the Fund by the purchase and sale of securities, consistently, in its opinion, with the investment policies and objectives of the Fund including the placing of orders for such purchase and sale;

          (c) report regularly to the Board of Directors with respect to the implementation of the investment policies of the Fund; and

          (d) determine the net asset value of the shares of the Fund as required by applicable law.

     3. All activities in connection with the management of the affairs of the Fund undertaken by the Adviser pursuant to this Agreement shall at all times be subject to the supervision and control of the Board of Directors, any duly constituted committee thereof or any officer of the Fund acting pursuant to like authority; and the Fund shall have ultimate responsibility and authority for direction and control of the services provided hereunder. In particular, the Fund shall at all times retain the ultimate responsibility for and control of all investments made hereunder, and the Fund reserves the right to direct, approve or disapprove any action taken on its behalf by the Adviser.

     4. The Adviser agrees to make its principal executive officers available as principal executive officers of the Fund at no expense to the Fund. The Adviser shall furnish to the Fund at the Adviser's own expense or pay the expenses of the Fund, subject to Section 5 and subject to possible reimbursement by an entity other than the Fund, for the following:

          (a) office space in such place or places as may be agreed upon from time to time, and appropriate office supplies, facilities, and equipment;

          (b) executive and other personnel appropriate for managing the affairs of the Fund, including personnel to perform clerical, bookkeeping, accounting, stenographic and other office functions (exclusive of those related to, and to be performed under, contracts for custodial, transfer agency, dividend disbursing, shareholder servicing agency and accounting services by any financial institution selected to perform such services);

          (c) compensation, if any, of directors of the Fund who are directors, officers or employees of the Adviser or any affiliated person (other than a registered investment company) of the Adviser; and

          (d) all services, other than services of counsel, required in connection with (i) the preparation of registration statements, prospectuses and other disclosure documents, including amendments and revisions thereto, (ii) all annual, semi-annual and periodic reports and
     (iii) notices and proxy solicitation material furnished to shareholders of the Fund or regulatory authorities.

     5. Nothing in Section 4 hereof shall require the Adviser to bear, or to reimburse the Fund for:

          (a) any of the costs of printing and mailing the items referred to in Subsection (d) of Section 4;

          (b) any of the costs of preparing, printing and distributing sales literature;

          (c) compensation of directors of the Fund who are not directors, officers or employees of the Adviser or any affiliated person (other than a registered investment company) of the Adviser;

          (d) registration, filing and other fees in connection with requirements of regulatory authorities;

          (e) charges and expenses of independent accountants retained by the Fund;

          (f) charges and expenses of any transfer agents and registrars (including the Adviser and any of its affiliates) appointed by the Fund;

          (g) brokers' commissions (including those payable to the Adviser) and other costs and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party;

          (h) taxes and fees payable by the Fund to Federal, state or other governmental agencies;

          (i) the cost of printing and mailing dividend notices, dividend payments and stock certificates representing shares of the Fund;

          (j) legal fees and expenses in connection with the affairs of the Fund including registering and qualifying the Fund or its shares with Federal and state regulatory authorities;

          (k)  expenses of meetings of shareholders and directors of the Fund;

          (l) insurance premiums for fidelity and other coverage of the Fund's operations;

          (m)  fees and dues of the Investment Company Institute;

          (n) such non-recurring expenses as may arise, including those relating to actions, suits or proceedings affecting the Fund and the legal obligations which the Fund may have to indemnify its employees, officers and directors with respect thereto; and

          (o)  interest, including interest on borrowings by the Fund, if any.

          Notwithstanding the other provisions of this Section 5 and Section 4, the Adviser shall pay or reimburse the Fund for all expenses of the organization of the Fund and the initial registration of the Fund and its shares, including, but not limited to, fees and disbursements of legal counsel and the accountants of the Fund, all filing and other governmental fees and printing costs, including the printing of the Fund's preliminary prospectus and up to 5,000 copies of the Fund's final initial prospectus (and an equal number of copies of the Statement of Additional Information).

     6. The services of the Adviser to the Fund hereunder shall not be deemed exclusive, and the Adviser shall be free to render similar services, so long as its services hereunder are not impaired thereby. When the Adviser determines that it would be appropriate for the Fund and any other account managed by the Adviser to participate in an investment opportunity, the Adviser will seek to execute orders on a basis which is fair, reasonable and equitable to all such accounts. In such situations, the Adviser may place orders for each account simultaneously and if all such orders are not filled at the same price, the Adviser may cause each account to pay or receive the average of the prices at which the orders were filled for all accounts. If all such orders cannot be fully executed under prevailing market conditions, the Adviser may allocate the securities traded among the accounts on a basis which it considers equitable, taking into account the size of the order placed for each such account as well as any other factors which it deems relevant.

     7. (a) As full compensation for all services rendered, facilities furnished and expenses borne by the Adviser hereunder, the Fund shall pay the Adviser compensation quarterly in arrears at an annual rate of one and one half percent (1.5%) of the average daily net assets of the Fund (the "Advisory Fee"). Each payment of the Advisory Fee, shall be due and payable promptly after the last day of the fiscal quarter in respect of which such payment is payable. The value average daily net assets of the Fund shall be computed in accordance with applicable provisions of the Fund's articles of incorporation and disclosure document for investors, as each may be amended from time to time. For purposes of this Agreement, the fiscal year of the Fund shall be deemed to end on December 31 of each year.

          (b) In the event of the expiration or termination of this Agreement in accordance with the terms hereof other than on the last day of any fiscal quarter, the Advisory Fee for the fiscal quarter which includes such expiration or termination shall be prorated to the effective date thereof,-

     8. If the total of all ordinary business expenses of the Fund (including investment advisory fees but excluding taxes, portfolio brokerage commissions, interest and, where permitted, extraordinary expenses) for any fiscal year exceeds the lowest applicable percentage of average net assets or income limitations prescribed by any state, to the extent the Adviser would be required to pay such excess if the Fund's securities were qualified for sale in such state, the Adviser shall pay such excess annually before publication of the Fund's Annual Report.

     9. The Adviser shall place the portfolio transactions of the Fund with brokers and negotiate any commissions paid on such transactions when not effected by the Adviser or an affiliate of the Adviser acting as broker. In placing portfolio transactions, the Adviser shall seek to obtain the best execution for the Fund, taking into account such factors as price (including the applicable dealer spread or commission, if any), size of order, difficulty of execution, operational facilities of the brokers involved and the broker's risk in positioning a block of securities. When selecting brokers or effecting transactions directly on behalf of the Fund, the Adviser shall comply with all applicable provisions of the Fund's disclosure document for investors and the Investment Company Act of 1940 (the "1940 Act"), including without limitation Section 17 thereof and the rules thereunder, as may be amended from time to time.

     10. It is understood that any of the shareholders, directors, officers, employees and agents of the Fund may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Adviser, any affiliated person of the Adviser, any organization in which the Adviser may have an interest or any organization which may have an interest in the Adviser; that the Adviser, any such affiliated person or any such organization may have an interest in the Fund; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the articles of incorporation of the Fund and the Adviser, respectively, or by specific provisions of applicable law.

     11. This Agreement shall become effective as of the date of its execution and delivery, and

          (a) shall be in effect for two years after its date of execution and shall continue in force from year to year thereafter, subject to prior termination as provided herein, but only so long as its continuance shall be approved specifically at least annually by (i) the Board of Directors of the Fund, including specific approval by a majority of the Directors who are not interested persons of any party to this Agreement (other than as Directors of the Fund) by votes cast in person at a meeting specifically called for such purpose ("Disinterested Director Vote") or (ii) the issued and outstanding voting securities of the Fund by a majority vote and a Disinterested Director Vote;

          (b) may at any time be terminated either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund (i) on sixty days' written notice to the Adviser or
     (ii) if the Adviser fails to perform in a satisfactory manner;

          (c)  shall terminate automatically in the event of its assignment; and

          (d) may be terminated by the Adviser on sixty days' written notice to the Fund.

Termination of this Agreement pursuant to this Section 11 shall be without the payment of any penalty.

     12. The Adviser hereby acknowledges that all records necessary to the operation of the Fund, including records pertaining to the Fund's shareholders and investments, are the sole and exclusive property of the Fund, and in the event that a transfer of management or investment advisory services to someone other than the Adviser should ever occur, the Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Fund, free from any claim or retention of rights by the Adviser. The Adviser agrees to maintain and preserve, for the periods described by Rule 31a-2 pursuant to the 1940 Act, any books and records with respect to the Fund's securities transactions and any other records required to be maintained by said Rule which are not being maintained by a custodian or any other party pursuant to an agreement with the Fund. The Adviser will provide materials relating to its services as may be requested by the Fund or as may be required by any governmental agency with proper jurisdiction. The Adviser also agrees to maintain all such records and accounts in a confidential manner and agrees not to disclose or use any records or information obtained hereunder in any manner except as expressly authorized herein. The Adviser will keep confidential any information obtained pursuant hereto and disclose such information only if the Fund has authorized such disclosure, or if such disclosure is expressly required by appropriate state or Federal regulatory authorities.

     13. The Fund and the Adviser are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them. The Adviser shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Fund.

     14. This Agreement shall be subject to all applicable provisions of law, including without limitation the applicable provisions of the 1940 Act. To the extent that any provisions herein contained conflict with any applicable provisions of law, the latter shall control.

     15. This Agreement is executed and delivered in the State of New York and shall be construed in accordance with its laws, without regard to its rules regarding conflict of laws.

     16. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     17. This Agreement may be amended only by mutual consent of the parties by an instrument in writing signed by the parties, provided that such consent on the part of the Fund shall be approved (i) by an affirmative vote of a majority of the outstanding voting securities of the Fund and (ii) by a Disinterested Director Vote.

     18. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings set forth in the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission pursuant to the 1940 Act.

     19. Neither the Adviser nor any of its affiliates, officers, directors, managers, members or employees shall have any liability to the Fund or any shareholder of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties hereunder, except for liability resulting from (i) willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder and (ii) a breach of fiduciary duty with respect to the receipt of compensation for services, but only to the extent specified in (S)36(b) of the 1940 Act.

     IN WITNESS WHEREOF, the Fund and the Adviser have executed this Agreement as of the day and year first above written.


W.P. STEWART & CO., INC.         W.P. STEWART & CO. GROWTH FUND, INC.


By: ______________________       By: ________________________________
Name:                            Name:
Title:                           Title:

                                PRELIMINARY COPY
                    APPENDIX TO PROXY STATEMENT - PROXY CARD

 INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOXES IN THIS MANNER [ ] USING
                       BLUE OR BLACK INK OR DARK PENCIL.
                           PLEASE DO NOT USE RED INK

________________________________________________________________________________
THIS VOTING INSTRUCTION, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED

FOR ALL PROPOSALS,  PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE
---
PROPOSALS.


                                                                                             FOR            AGAINST       ABSTAIN
1.  To approve or disapprove the proposed Investment Advisory Services Agreement             [ ]               [ ]           [ ]
    (the "New Advisory Agreement") between the Fund and W.P. Stewart & Co., Inc. (the
    "Current Adviser")

2.  To ratify or reject the payment of the advisory fees by the Fund to the Current          [ ]               [ ]           [ ]
    Adviser and its predecessors (collectively, the "Adviser") for the period from
    January 12, 1996 through the date of the Meeting.

3.  To elect seven Directors to hold office until their successors are duly elected                         WITHHOLD AUTHORITY FROM
    and qualified.                                                                       FOR ALL NOMINEES         ALL NOMINEES
                                                                                             [ ]                     [ ]
    NOMINEES: Antoine Bernheim, June Eichbaum, Robert L. Schwartz, William Talcott
    May, Marilyn G. Breslow, Thomas R. LeViness and David J. Winkler.
    (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    STRIKE OUT THE NAME OF SUCH NOMINEE)

4.  To ratify or reject the selection of Lopez Edwards Frank & Co., LLP as the               FOR            AGAINST       ABSTAIN
    Fund's independent accountants for the fiscal year ending December 31, 1998.             [ ]              [ ]           [ ]


5. To transact such other matters as may properly come before the Meeting or any adjournment thereof.

PLEASE MARK YOUR VOTING INSTRUCTIONS CARD, DATE AND SIGN IT WHERE INDICATED, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTING INSTRUCTIONS MUST BE RECEIVED BY [
] TO BE VOTED FOR THE MEETING TO BE HELD ON SEPTEMBER 25, 1998.


[                                               ]
-------------------------------------------------

THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE DIRECTORS OF W.P. STEWART & CO. GROWTH FUND, INC.

A VOTING INSTRUCTIONS CARD IS PROVIDED FOR SHAREHOLDERS OF THE FUND AS OF
[       ].

The undersigned hereby instructs John C. Russell or Lisa D. Levey, or their successors to vote the shares of W.P. Stewart & Co. Growth Fund, Inc. (the "Fund") at the Annual Meeting of Shareholders to be held at 527 Madison Avenue, New York, N.Y. 10022-4212 at 10:00 a.m. local (New York City) time, September 25, 1998, and any adjournments thereof, as indicated on the reverse side.


                                                            Dated:


                            PLEASE SIGN IN BOX BELOW

If a shares are held jointly, each shareholder should sign. If only one signs, his or her signature will be binding. If the shareholder is a corporation, an authorized officer should sign in his or her own name, indicating title. If the shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a partner.





                                         [                                   ]
                                         Signature(s) Title(s), if applicable


                                         [                                   ]
                                         Signature of Joint Owner, if applicable